UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2013

GREAT PLAINS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 Livingston Loop, The Villages, Florida	32162
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (352) 561-8182

LILM, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 8.01                      Other Events.

On December 26, 2013, Great Plains Holdings, Inc.’s ("we”, "us” or “our”) wholly-owned subsidiary, Ashland Holdings LLC, completed the acquisition of two adjacent parcels of land located in Wildwood, Florida totaling approximately .90 acres.  The property includes a 1,400 square foot corporate office building and an additional parcel of land that includes a mobile home. The real estate and improvements located on it were acquired from TD Bank, N.A., an unrelated party, for a purchase price of $47,500 plus customary closing cost.  The full purchase price and closing costs were paid in cash at closing.

We plan to occupy one or more of the five office spaces located on this property to accommodate our expected expansion. Until we need all of the office space, we are considering leasing the vacant offices to tenants in order to derive revenues.

Item 7.01                      Regulation FD Disclosure.

On January 2, 2014 we issued a press release announcing the completion of this acquisition of the Wildwood, Florida property discussed above.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                        Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 2, 2014 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.

Date: January 2, 2014	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer